[LETTERHEAD  OF  WEINBERG  &  COMPANY,  P.A.]
C E R T I F I E D  P U B L I C  A C C O U N T A N T


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the inclusion in the foregoing Registration Statement on Amendment No. 2 to the Form SB-2 of our report dated June 28, 2004, relating to the consolidated financial statements of Clickable Enterprises, Inc. and Subsidiary as of and for the fiscal years ended March 31, 2004 and 2003, which appears in the Clickable Enterprises, Inc. Annual Report on Form 10-KSB for the fiscal years ended March 31, 2004 and 2003, filed with the Securities and Exchange Commission on July 21, 2004. We also consent to the reference to our firm under the caption "Experts".



                                                /s/ Weinberg & Company, P.A.
                                                --------------------------------
                                                Weinberg & Company, P.A.
                                                Certified Public Accountants


Boca Raton, Florida
July 29, 2004






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              Town Executive Center                                                   Watt Plaza
          6100 Glades Road  o  Suite 314                                1875 Century Park East  o  Suite 600
             Boca Raton, Florida 33434                                      Los Angeles, California 90067
Telephone: (561) 487-5765  o  Fascimile: (561) 487-5766        Telephone: (310) 407-5450  o  Fascimile: (310) 407-5451



                                           Website: www.cpaweinberg.com
                        American Institute of CPA's\Division for CPA Firms SEC Practice Section
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